Exhibit 99.1

Aytu BioPharma Subleases a Portion of Its Manufacturing Facility

ENGLEWOOD, CO / May 1, 2023 / Aytu BioPharma, Inc. (the “Company” or "Aytu") (Nasdaq: AYTU), a commercial stage pharmaceutical and consumer health company providing pediatric-focused prescription drugs and cost-effective consumer health solutions, entered into an agreement with AMT Manufacturing Solutions, LLC (“AMTMS”), a newly established, full service Contract Manufacturing Organization (“CMO”), to sublease 22,909 square feet of Aytu’s Grand Prairie, TX manufacturing facility. This sublease represents over 30% of the Company’s FDA and DEA-approved pharmaceutical manufacturing facility. In addition, commencing as early as April 1, 2024, but no later than December 31, 2024, the sublease will be expanded to include the rest of the manufacturing facility, a total of 77,112 square feet.

“This is a significant step forward in our goal to improve the margins of our ADHD products in both the short-term through overhead expense reduction and the longer-term as we transfer the manufacturing of our ADHD brands to a contract manufacturer,” commented Josh Disbrow, Aytu’s Chief Executive Officer. “We are pleased to be working with AMTMS to allow us to reduce our monthly operating expenses and to materially reduce the costs associated with our Grand Prairie facility.”

“We look forward to launching our AMTMS CMO operations from within this world-class pharmaceutical manufacturing plant,” said Timothy Rogers, Chief Executive of Adaptive Medical Technologies, AMTMS’ parent company.

Gerry Chastelet, Chief Executive Officer of AMTMS, added, “This immediate move into part of Aytu’s existing facility greatly improves our time to market in launching the AMTMS manufacturing business, while our eventual utilization of the entire FDA/DEA pharmaceutical manufacturing facility addresses our longer-term strategy for providing a wide range of CMO services for both nutraceutical and pharmaceutical opportunities.”

About Aytu BioPharma, Inc.

Aytu is a pharmaceutical company commercializing a portfolio of commercial prescription therapeutics and consumer health products. The Company's prescription products include Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (“ADHD”), Karbinal® ER (carbinoxamine maleate), an extended-release antihistamine suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines available in various formulations for infants and children with fluoride deficiency. Aytu's consumer health segment markets a range of over-the-counter medicines, personal care products, and dietary supplements addressing a range of common conditions including diabetes, allergy, hair regrowth, and gastrointestinal conditions. To learn more, please visit aytubio.com.

About AMT Manufacturing Solutions, LLC

AMT Manufacturing Solutions is a privately held contract manufacturing organization that provides manufacturing, packaging, formulation and laboratory services for nutraceutical applications and products. AMTMS is a wholly owned division of Adaptive Medical Technologies, LLC.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this press release, are forward-looking statements. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others, risks associated with the Company's ability to realize cost savings and to transfer manufacturing of its ADHD products to a third-party contract manufacturer. We also refer you to (i) the risks described in ''Risk Factors'' in Part I, Item 1A of Aytu's most recent Annual Report on Form 10-K and in the other reports and documents it files with the Securities and Exchange Commission.

Contacts for Investors:

Mark Oki, Chief Financial Officer

Aytu BioPharma, Inc.

moki@aytubio.com

Robert Blum or Roger Weiss

Lytham Partners

AYTU@lythampartners.com